UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. _____)

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

TEAM FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

KEITH B. EDQUIST
JEFFREY L. RENNER
LLOYD A. BYERHOF

(Name of Person(s) Filing Proxy Statement, if other then the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

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To Participants in the Team Financial, Inc.
Employee Stock Ownership Plan:

Important Notice from Keith B. Edquist

•	The enclosed GOLD instruction form will enable you to vote in favor of the director nominees of Keith B. Edquist.

•	A failure to vote will mean your uninstructed shares will be voted in accordance with management’s recommendation and not as recommended by Keith B. Edquist.

•	Please note: Your vote is confidential and will not be disclosed to Team Financial.

•	Regardless of how many shares you own, your vote is very important. Please sign, date and mail the enclosed GOLD proxy card in the postage-paid envelope provided.

•
As an alternative to mailing in your voting instructions, you may fax the GOLD proxy to the independent tabulator, Agler & Gaeddert, Chartered, 234 S. Main Street, Ottawa, Kansas, Attention:  Rita Mayes, at fax number 785-242-9250.

•
Please vote each GOLD proxy card you receive since each account must be voted separately.  Only your latest dated proxy counts.  We urge you NOT to sign any White proxy card sent to you by Team Financial.

•
Even if you have sent a White proxy card to Team Financial, you have every right to change your vote. You may revoke that proxy, and vote as recommended by Keith B. Edquist by signing, dating and returning the enclosed GOLD proxy card.

If you have any questions on how to vote your shares, please call our proxy solicitor:

MORROW & CO. at (800) 662 – 5200.